Exhibit 99.1

Graham Holdings Company Announces Increased Stock Repurchase Authorization

ARLINGTON, VA—November 9, 2017—Graham Holdings Company (NYSE: GHC) announced today that its Board of Directors has authorized the Company to acquire up to 500,000 shares of its Class B common stock. The Company did not announce a ceiling price or time limit for the purchases. This authorization includes the 163,237 shares that remained under the previous authorization.

As of November 1, 2017, there were 4,567,815 Class B shares outstanding.

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Contact:	Pinkie Mayfield
(703) 345-6450
Pinkie.Mayfield@ghco.com